EXHIBIT 5.1
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                               MERITZ & MUENZ LLP
                                COUNSELORS AT LAW
                                2021 O Street, NW
                              Washington, DC 20036

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                            Telephone: (202) 728-2909
                            Facsimile: (202) 728-2910
                            E-mail: Lmuenz@meritzmuenzllp.com

Lawrence A. Muenz*
  *Also admitted in NY

                                                             June 15, 2007


Thomas Pharmaceuticals, Ltd.
750 Highway 34
Matawan, New Jersey 07747

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

     In connection with the registration of up to 73,360,200 shares (the "Shares") of Class A common stock, no par value, of Thomas Pharmaceuticals, Ltd., a New Jersey corporation (the "Company"), on the registration statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based on the foregoing, it is our opinion that, when distributed to the shareholders of Thomas Pharmaceuticals, Ltd., as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

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Thomas Pharmaceuticals, Ltd.
June 15, 2007
Page 2


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                            Respectfully yours,

                                            /s/ Meritz & Muenz LLP
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                                            Meritz & Muenz LLP